EXHIBIT 23.1

CONSENT OF JOHN T. BOYD COMPANY

The undersigned hereby consents to the references to our firm in the form and context in which they appear in (i) the Annual Report on Form 10-K of Mammoth Energy Services, Inc. for the fiscal year ended December 31, 2018 and (ii) the Quarterly Reports on Form 10-Q of Mammoth Energy Services, Inc. for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019. We hereby further consent to the use in such Form 10-K and Form 10-Qs of information contained in our reports setting forth the estimates of reserves of (i) Taylor Frac, LLC as of December 31, 2018, 2017 and 2016 and (ii) Piranha Proppant LLC as of December 31, 2018 and 2017. We hereby further consent to the incorporation by reference in the Registration Statements on form S-8 (No. 333-217361) and Form S-3, as amended (No. 333-221268), of Mammoth Energy Services, Inc. of such information.

Respectfully submitted,

JOHN T. BOYD COMPANY

By: /s/ Authorized Person
Name: Authorized Person
Title: Authorized Officer

March 15, 2019